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                                                                    EXHIBIT 23.8


[R.S. PLATOU SHIPBROKERS A.S LETTERHEAD]
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TK Shipping (Canada)                            Department:       Tanker
Att: Quin Dawson, Investment Banking Manager    Telephone direct: 23 11 24 08
Suite 2000, Bentall 5                           Telefax:          23 11 23 22
550 Burrard Street                              E-mail Internet:  tnk@platou.com
Vancouver BC
Canada V6C 2K2


Our ref.:  JTB  /  JTB                               OSLO,       06.07.06



SHUTTLE TANKER FLEET INFORMATION


Dear Sir,

With reference to statistics provided by R. S. Platou Shipbrokers as, Oslo, describing the World Shuttle Tanker Fleet, we are pleased to confirm that TK Shipping is authorized to copy this information for use in graphs and presentations provided a proper reference to the source is made.








Yours sincerely,
for R.S. Platou Shipbrokers a.s

/s/ Dag E. Sandberg

Dag E. Sanderberg